Assignment of Oil & Gas Lease

STATE OF TEXAS §
COUNTY OF KENEDY §

KNOW ALL MEN BY THESE PRESENTS THAT:

This Assignment ("Assignment") dated September 7, 2010 and effective of the date set forth below (the effective date), by and between, **Penasco Petroleum, Inc**., a Nevada Corporation, with its principal place of business at 600 Leopard Street, Suite 2015, Corpus Christi, Texas, 78401, (hereinafter referred to as "Assignor"), for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby sell, assign, transfer and set over unto **Chinn Exploration Company**, a Texas corporation, with its principal place of business at 4601 McCann Road, Longview, Texas, 75605, (hereinafter referred to as "Assignee"), an undivided Eighty One and One Quarter Percent (81.25%) of the working interest in and to the oil and gas lease described in attached Exhibit "A", hereinafter referred to as "The Lease", located in Kenedy County, Texas.

This assignment of The Lease is subject to the following:

a) all of the terms and provisions of The Lease

b) a 2% overriding royalty interest owned by Oso Production Co., LLP

c) Operating Agreement naming Chinn Exploration Company as operator, to be approved and ratified within 30 days of Effective Date of this assignment by Assignor and Assignee and providing for the operation of The Lease, which Operating Agreement is incorporated by reference.

d) All contracts, unit agreements, operating agreements or other agreements pertaining thereto

This assignment of The Lease is entirely contingent upon and will be deemed null and void in the absence of:

e) expressed written approval by Lessor of this assignment of The Lease

f) taxes and assessments becoming due and payable after the date of the Effective Date of this Assignment,

g) all ordinances, regulations and laws of any municipalities or other governmental authority having jurisdiction,

h) approval and ratification of the Operating Agreement mentioned above naming Chinn Exploration Company as operator,

i) inspection and approval by Assignee within 14 days (following effective date of this Assignment) of roads and navigable infrastructure to and from the leased premises described in attached, such approval not to be unreasonably withheld, and

j) commencement of drilling operations by Assignee of an oil and gas well to a Depth 13,500 sufficient to test the prospect within Eighteen (18) months of the effective date of this assignment on The Lease.

Assignee shall bear and pay one-hundred percent (100%) of all costs prior to spud of the first well plus the drilling and exploration costs of the first well drilled in the Area of Interest until Casing Point. For the purposes of this Assignment, Casing Point means that point in time when the Objective Depth has been reached in the first well (or substitute well) and the first well log is on the bank. Assignor's 18.75% working interest shall bear no expense or cost associated with such drilling and exploration activities to include, drilling of the well, road construction, site preparation, surface damages, water well drilling, plugging costs, lease delay rentals, and any other costs associated with operations by Assignee, its successors or assigns. If a proposal is made to complete the first drilled well, Assignor shall have the right, but not the obligation, to participate in such completion attempt as provided in the Operating Agreement. If Assignor elects to participate in completion activities they shall pay their prorated portion of the completion costs being equal to 18.75%.

The Lease is assigned and delivered AS IS, WHERE IS and WITH ALL FAULTS. Assignees acknowledge that Assignor has not made, and Assignor expressly disclaims and negates, any implied or express warranty of merchantability, fitness for a particular purpose, or conformity to models or samples or materials, environmental status and condition, and any other representation or warranty, express or implied, relating to The Lease.

This Assignment is executed by Assignor as of the date of acknowledgement their signatures below, but shall be effective 10:43 A.M., Sept 13, 2010, regardless of the date of signing.

WITNESS OUR HAND AND SEAL THIS 13 day of Septemb 2010.

ASSIGNOR:
PENASCO PETROLEUM, INC.

By: [signature]
Jeremy G. Driver
President

ASSIGNEE:
Chinn Exploration Company

By: Thomas Ray Chinn
Thomas Ray Chinn
President

ACKNOWLEDGMENTS

STATE OF TEXAS §
§
COUNTY OF Nueces §

This instrument was acknowledged before me on September 13, 2010, by Jeremy G. Driver, President of Penasco Petroleum, Inc., a Nevada corporation, on behalf of the corporation.

SANDRA E. NASH
Notary Public
STATE OF TEXAS
My Comm. Exp. 07-06-2011

Sandra E. Nash
Notary Public, State of Texas

STATE OF TEXAS §
§
COUNTY OF GREGG §

This instrument was acknowledged before me on September 9th, 2010, by Thomas Ray Chinn, President of Chinn Exploration Company, a Texas corporation, on behalf of the company.

Kathleen L. Boyce
Notary Public,
State of Texas
Comm. Exp. 04-09-14

Kathleen L. Boyce
Notary Public, State of Texas

EXHIBIT A

Attached to Assignment of Oil and Gas Lease dated September 7, 2010, by and between Penasco Petroleum, Inc., as Assignor, and Chinn Exploration Company, as Assignee:

Oil and Gas Lease dated November 16, 2009, recorded as a Memorandum of Oil and Gas Lease in Volume 52, Page 561, of the Official Records of Kenedy County, Texas, by and between The John G. and Marie Stella Kenedy Memorial Foundation, as Lessor, and Penasco Petroleum, Inc., as Lessee, describing 1202.721 acres of land, more or less, Kenedy County, Texas:

Being 1202.721 acres of land, more or less, LIMITED TO those depths from the surface down to and including 18,000 feet subsurface, said lands more particularly described or identified on Exhibit "A-1" and being the designated acreage out of the following sections and surveys:

84.592 acres out of Section 70, located in the Miguel Ynojosa Survey, A-113
217.801 acres out of Section 69, located in the Miguel Ynojosa Survey, A-113
232.273 acres out of Section 63, located in the Miguel Ynojosa Survey, A113
349.550 acres out of Section 64, located in the Miguel Ynojosa Survey, A-113
71.063 acres out of Section 63, located in the Xavier Salinas Survey, A-76
108.327 acres out of Section 64, located in the Xavier Salinas Survey, A-76
42.471 acres out of Section 62, located in the Xavier Salinas Survey, A-76
And 96.643 acres out of Section 65, located in the Xavier Salinas Survey, A-76

Section numbers identified herein are based on the Index Map titled "KMF Subdivision for Mineral Development" recorded in Volume 1, Pages 28-34, Map Records, Kenedy County, Texas.